                                 EXHIBIT 10
                                 ----------

                        MERCANTILE BANCORPORATION INC.
               AMENDED AND RESTATED RETIREMENT PLAN FOR DIRECTORS
               --------------------------------------------------

      Mercantile Bancorporation Inc. (the "Company") hereby amends and restates the Mercantile Bancorporation Inc. Retirement Plan for Directors (the "Plan") effective as of April 27, 1995. The rights of any person who retired under the Plan prior to the effective date of this amendment and restatement shall be governed by the terms of the Plan as in effect at their respective dates of retirement.

      1. Purpose.  The purpose of this Retirement Plan is to provide
         --------
retirement benefits to certain persons who have rendered extended service as a Director of Mercantile Bancorporation Inc.

      2. Definitions.  Except where otherwise specifically provided, the
         ------------
following terms shall have the following meanings for purposes of this Plan:

         (a) "Participant" means any Outside Director or Other Qualifying
      Person.

          (b) "Other Qualifying Person" means any person who shall have served as an Outside Director prior to April 27, 1995 and who shall have retired from such position thereafter as a result of retirement policies of the Board of Directors of the Company then and/or thereafter in effect and who shall have either (i) been appointed by the Board of Directors or any Committee thereof to serve, and who shall have served, in an advisory capacity to the Board of Directors of the Company, or (ii) been elected to, and who shall have served as a member of, the Board of Directors of any bank or trust company affiliate of the Company.

          (c) "Company" means Mercantile Bancorporation Inc.

          (d) "Outside Director" means any member of the Board of Directors of the Company.

          (e) "Plan Year" means, with respect to the Company or any affiliate of the Company, the period from one annual meeting of shareholders of the Company or such affiliate, respectively, until the next annual meeting, including such periods prior to April 27, 1995.

          (f) "Retainer" means the annual fee payable to a Director of the Company without regard to attendance at meetings of the Board of Directors of the Company or service on any committee thereof.

          (g) "Retirement" means the date a Participant shall cease to be an Outside Director or Other Qualifying Person, whichever shall last occur.

          (h) "Year of Service" means each Plan Year during which a person serves as an Outside Director of either the Company or an affiliate of the Company during the entire Plan Year, but no more than one Year of Service shall be earned for any single twelve month period, even if a person is serving as a Director of any one or more of such institutions.

      3. Eligibility.  A Participant shall be eligible to receive a benefit
         ------------
under this Plan if such Participant's retirement shall have occurred (i) after July 1, 1989, and (ii) after such Participant shall have completed five (5) Years of Service and attained age sixty (60) years.
                 ----

      4. Vesting.  A Participant shall have a vested right to benefits
         --------
provided under this Plan if such Participant shall have completed five (5) Years of Service and attained at least age sixty (60) years while serving as
                 ----
an Outside Director or as an Other Qualifying Person. Notwithstanding the foregoing, if a Participant dies before such Participant's Retirement, no benefit shall be payable under this Plan.

      5. Retirement Benefits.  Vested benefits shall be paid under this Plan
         --------------------
in the amounts and at the times specified below.

          (a) Amount of Retirement Benefit.  The vested benefit payable
              -----------------------------
      under this Plan in the event of Retirement shall be a monthly benefit equal to one-twelfth (1/12) of the Retainer in effect at the date of the Participant's Retirement.

          (b) Commencement of Benefits.  The vested benefit under this Plan
              -------------------------
      shall be paid monthly beginning with the month following the Participant's Retirement.

          (c) Duration of Benefits.  Except as provided in (d), below, Plan
              ---------------------
      benefits shall be paid during the Participant's life, before the end of each month, but shall not be paid for more than the number of months equal to twelve (12) times the number of Years of Service which the Participant had at Retirement.

          (d) Duration of Benefits for Certain Directors.  In the case of a
              -------------------------------------------
      Participant who shall have been an Outside Director on July 1, 1989, and who remains an Outside Director or Other Qualifying Person until such Participant attains age seventy (70) years, Plan benefits shall be paid during such Participant's life, before the end of each month, through and including the month in which such Participant dies, without regard to the number of Years of Service which such Participant had at Retirement.

      6. Inalienability.  The rights and benefits inuring to any Participant
         ---------------
under this Plan may not be assigned, alienated or anticipated.

      7. Funding.  Nothing contained in this Plan and no action taken
         --------
pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or other person. Amounts due under this Plan at any time and from time to time shall be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

      8. Amendment and Termination.  The Company reserves the right at any
         --------------------------
time to amend or revoke this Plan without liability to any Participant after the effective date of such amendment or termination; provided, however, that no vested benefit may be reduced or eliminated thereby.

      9. No Retention or Other Rights.  Nothing in this Plan shall give any
         -----------------------------
Participant the right to be retained as a Director of the Company or any of its affiliates or continued in the status of an Other Qualifying Person.

      10.    Withholding.  All amounts otherwise payable under this Plan
             ------------
shall be reduced by any amounts required to be withheld therefrom pursuant to Federal, state or local law.

      11.    Construction.  This Plan shall be construed in accordance with
             -------------
and governed by the laws of the State of Missouri.